Exhibit 99.1

Inhibikase Announces Expansion of Senior Leadership Team

—- Chris Cabell, MD MHS FACC Appointed President and Head of Research & Development —-

—- John Adams, PhD Appointed Chief Scientific Officer —-

—- Vince Aurentz to join Inhibikase Board of Directors —-

February 24, 2025 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (“Inhibikase” or “Company”), today announced the appointment of two pharma industry executives with deep experience in pulmonary arterial hypertension (“PAH”) to its senior leadership team. Chris Cabell, M.D., former Chief Medical Officer of Arena Pharmaceuticals and Chief Executive Officer of CorHepta Pharmaceuticals, Inc. (“CorHepta”) has been appointed as President and Head of Research & Development. Additionally, CorHepta co-founder and former Head of Research at Arena Pharmaceuticals, John Adams, Ph.D. has been appointed Chief Scientific Officer.

“Chris and John are outstanding scientific leaders with established track records in pulmonary arterial hypertension ” said Mark Iwicki, Chief Executive Officer of Inhibikase. “Additionally, we expect these key executives will enable us to accelerate the build out of our team as we make preparations to execute on the IkT-001 Phase 2 clinical trial in PAH. We are very pleased to welcome them and look forward to working -together as they spearhead the IkT-001 development plan.”

“I know Chris and John well from our time at Arena,” said Amit Munshi, Chairman of the Board of Directors of Inhibikase. “Their clinical trial efforts on PAH medicine, ralinepag, proved critical to the successful licensing of that asset to United Therapeutics. I am also delighted to welcome Vince to our Board of Directors. Vince’s extensive experience in corporate strategy and business development will be an important asset for the Company moving forward.”

“I am very pleased to join Inhibikase at such a promising moment in the development of IkT-001,” said Dr. Cabell. “As a cardiologist, I have spent considerable time understanding the unmet medical need for patients suffering from PAH and the opportunity for new medicines to treat this debilitating and life-threatening disease. I am excited about the breadth and depth of talent we are building in the team and look forward to conducting the Phase 2 trial for Ikt-001.

“I am excited to join the team at Inhibikase and am looking forward to contributing to the development of IkT-001. It’s unique mechanism and emerging clinical validation support the potential of IkT-001 to offer an innovative therapeutic option that is much needed in PAH. I am eager to be part of this journey to make a meaningful impact on patient care,” said Dr. Adams.

Chris Cabell, MD MHS FACC., – Dr. Cabell is a cardiologist and joins Inhibikase from CorHepta, where he was Chief Executive Officer. Previously, Dr. Cabell was Chief Medical Officer at Arena Pharmaceuticals, Zura Bio, and Emergent Bio Solutions. Dr. Cabell has also served on multiple corporate and scientific advisory boards. Earlier in his career Dr. Cabell was a consultant, founding HD Consulting and serving as Head of the Therapeutic & Specialty Business Development team for Quintiles. Dr. Cabell is board certified in both internal medicine and cardiology. He is an honors graduate of The Pennsylvania State University and Duke University, where he completed his medical degree, residency in Internal Medicine, fellowship in Cardiology and a master’s degree in Health Sciences. He is also a Fellow of the American College of Cardiology.

John Adams, Ph.D, – Dr. Adams joins Inhibikase from CorHepta where he was co-founder and Chief Scientific Officer. Previously he was Senior Vice President of Discovery Biology at Iambic Therapeutics, Senior Vice President of Translational Science at Reneo Pharmaceuticals, and the Head of Research at Arena Pharmaceuticals. Dr. Adams earned his PhD in Physiological Science at UCLA and his B.S. Biological Sciences from U.C. Santa Barbara.

Vincent Aurentz – Mr. Aurentz brings decades of experience in the biopharmaceutical sector, having held key leadership positions across industry-leading organizations. He served as Executive Vice President and Chief Business Officer at Arena Pharmaceuticals, where he played a pivotal role in shaping corporate strategy and business development. Arena was acquired by Pfizer for $6.7 billion in 2022. Mr. Aurentz also played a significant role in the formation of Arena’s spinout and served on the Board of Longboard Pharmaceuticals, which was recently acquired by Lundbeck A/S for approximately $2.6 billion.

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing Abelson Tyrosine Kinase inhibitor therapeutics for Cardiopulmonary disease. Inhibikase’s cardiopulmonary disease portfolio is led by IkT-001, an oral prodrug of imatinib mesylate, for PAH.

Social Media Disclaimer

Investors and others should note that the Company announces material financial information to investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use X, Facebook, LinkedIn and YouTube as a means of disclosing information about the Company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions; and expectations regarding the anticipated contribution of Dr. Cabell, Dr. Adams and Mr. Aurentz to our operations and progress. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to commence and execute a Phase 2 trial to evaluate IkT-001 as a treatment for PAH, as well as such other factors that are included in the Company’s periodic reports on the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in other documents that the Company files with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Investor Relations:

Michael Moyer

Life Science Advisors

617-308-4306

mmoyer@lifesciadvisors.com